UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 23, 2014
Date of Report (Date of earliest event reported)

PICO HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California (State or other Jurisdiction of Incorporation or Organization)	33-36383 (Commission File Number)	94-2723335 (IRS Employer Identification No.)

7979 Ivanhoe Avenue, Suite 300
La Jolla, California  92037
(Address of principal executive offices) (Zip code)

Registrant's Telephone Number, Including Area Code:  (888) 389-3222

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 23, 2014, PICO Northstar Hallock, LLC (an 87.7% owned subsidiary of PICO Holdings, Inc.) and PICO Northstar, LLC entered into the tenth Amendment to the Credit Agreement, dated as of June 13, 2011, as amended (the "Credit Agreement"), with ING Capital, LLC and other lenders (the "Amendment").

The Amendment further amends the Credit Agreement to, among other things:

•	include preferred equity contribution for four consecutive quarters in the calculation of the debt service coverage ratio for the period December 31, 2014 through December 31, 2015;

•	increase the applicable margin by one half of one percent (0.50%) for the period September 30, 2014, through December 31, 2015;

•	define the 2014/2015 preferred equity contributions as being made on or after the Amendment date and on or before December 31, 2015;

•
allow preferred equity contributions made within five business days after the quarter end to be included in the applicable quarters preferred equity contributions for the calculation of the debt service coverage ratio;

•	require a $3,500,000 preferred equity contribution prior to the execution of the Amendment;

•	include an alternate debt service coverage ratio, which is to be a ratio of 1.00 to 1.00 for the period January 1, 2015, through December 31, 2015;

•	alter the repayment terms if there is a receipt of net securities proceeds, which shall exclude all 2014/2015 preferred equity contributions;

•	alter the definition of adverse change to be measured from the period beginning September 30, 2014;

•	alter the definition of material adverse change to be measured from the period beginning September 30, 2014;

•	alter the definition of minimum net worth of the borrow to be $50,000,000;

•	alter the definition of minimum tangible net worth of the sponsor to be $350,000,000;

•	substitute exhibit D, the compliance certificate, with a new exhibit D; and

•
waive the event of default and the related required financial covenant default contribution and interest payable under the post-default rate, which occurred for the fiscal quarter ended September 30, 2014, and to waive the financial covenants for the fiscal quarter ending December 31, 2014.

The foregoing description of the tenth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the tenth Amendment, as well as the complete text of the Credit Agreement.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Tenth Amendment to Credit Agreement dated December 23, 2014, by and among PICO Northstar Hallock, LLC, PICO Northstar, LLC, ING Capital, LLC and other lenders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 29, 2014

PICO HOLDINGS, INC.

By: /s/ Maxim C.W. Webb

Maxim C. W. Webb
Executive Vice President and Chief Financial Officer